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                                                                EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Biomatrix, Inc. on Forms S-8 (File Nos. 33-91066, 33-91064, and 333-29983) and
Form S-3 (File Nos. 33-99856) of our report dated February 23, 1998 on our audits of the consolidated financial statements of Biomatrix, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.

                                            Coopers & Lybrand, L.L.P.





Parsipanny, New Jersey
March 26, 1998